Exhibit 99.1

Power Solutions International, Inc.	201 Mittel Dr. Wood Dale, IL 60191 www.psiengines.com

POWER SOLUTIONS INTERNATIONAL, INC. REPORTS FIRST QUARTER 2016 RESULTS

First Quarter Net sales of $61.8 million

Working Capital Improvement Contributes to Operating Cash Flow of $10.0 million

Net Debt Reduction of $9.7 million

Wood Dale, IL – May 9, 2016 - Power Solutions International, Inc. (Nasdaq: PSIX), a leader in the design, engineer and manufacture of emissions-certified alternative-fuel and conventional power systems, today announced its financial results for the first quarter ended March 31, 2016.

“Our first quarter revenues were in line with our expectations and reflected the continued softness in the oil and gas end market,” commented Gary Winemaster, Chief Executive Officer. “We expect improvements throughout 2016, particularly in the second half where we anticipate an increased ramp up of on-road volume and a greater contribution from power generation.”

Winemaster continued, “We’ve made meaningful progress with our balance sheet and gained financial flexibility with an amendment to our debt. Since the fourth quarter of 2015, we’ve lowered our operating expenses, while at the same time increasing R&D to support the success of our on-road initiatives. We remain enthusiastic in our ability to achieve growth in this valuable end market in 2016 and well into the future. Further, we reiterate our prior revenue guidance which includes profitability for the full year.”

First Quarter 2016 Results

Net sales for the first quarter of 2016 were $61,814,000 compared to $86,139,000 in the first quarter of 2015. The sales decline in the current quarter compared to the first quarter of 2015 was primarily driven by a reduction of approximately $25.6 million from the oil and gas end market partially offset by increased sales in the quarter of approximately $5.4 million in the Company’s on-road end market.

Operating loss of $8,681,000 in the current quarter compares to operating income of $4,070,000 in the first quarter of 2015 and operating loss of $738,000 in the fourth quarter of 2015. In 2015, operating expenses included transaction costs of approximately $200,000 ($120,000 after tax or $0.01 per diluted common share) and $393,000 ($236,000 after tax or $0.02 per diluted common share) for the first and fourth quarters, respectively. Operating expense in the first quarter of 2016 did not include any such transaction costs.

Other expense for the first quarter of 2016 includes non-cash income of $1,256,000 resulting from a decrease in the estimated fair value of the liability associated with the warrants issued in the Company’s April 2011 private placement. Other expense for the first quarter of 2015 included non-cash expense of $3,614,000 resulting from an increase in the estimated fair value of the warrant liability.

Net loss, which includes the warrant revaluation adjustment, was $5,251,000, or $0.49 per diluted common share for the first quarter of 2016. This compares to a net loss of $1,456,000 or $0.13 per diluted common share for the first quarter of 2015, which included a warrant revaluation adjustment and transaction costs.

Net loss, adjusted to remove the warrant revaluation impact, was $6,507,000, or $0.60 per diluted common share for the first quarter of 2016. This compares to adjusted net income for the first quarter of 2015 of $2,278,000, or $0.20 per diluted common share, which was adjusted to remove the warrant revaluation impact and transaction costs.

Summary of Diluted EPS Attributable to Common

Stockholders

“Adjusted” removes the Q1 2016 and Q1 2015 impact of warrant revaluation and the Q1 2015 impact of transaction costs

	Q1 2016	Q1 2015
Diluted EPS	$(0.49)	$(0.13)
Adjusted diluted EPS	$(0.60)	$0.20
Diluted shares	10,818,678	10,797,056
Adjusted diluted shares	10,818,678	11,132,773

2016 Outlook

The Company reiterates the revenue guidance previously provided. The Company anticipates 2016 full year net sales to be in the range of $350 million to $375 million and expects to be profitable.

The Company cautions that its 2016 outlook reflects its current assessment of a number of factors, including, but not limited to, the timing of new product ramps, oil and gas pricing and the impact of global economic conditions on demand growth in its current markets. Please see the “Cautionary Note Regarding Forward-Looking Statements” below for additional risk factors.

Earnings Results Conference Call

The Company will discuss financial results and its outlook on a conference call scheduled for today, May 9, 2016, at 4:30 p.m. ET/3:30 p.m. CT. The call will be hosted by Gary Winemaster, Chief Executive Officer, Eric Cohen, Chief Operating Officer, and Michael Lewis, Chief Financial Officer.

Investors in the U.S. interested in participating in the call should dial +1 (888) 211-4430 and reference passcode 3496178. Those calling from outside the U.S. should dial +1 (913) 312-0846 and reference the same passcode 3496178. A telephone replay will be available approximately two hours after the call concludes through May 23, 2016 by dialing +1 (877) 870-5176 from the U.S. or +1 (858) 384-5517 from international locations, with passcode 3496178.

A simultaneous live webcast will be available on the Investor Relations section of the Company’s website at www.psiengines.com. A presentation will accompany the live webcast. For those listening on the webcast, the slides will download automatically. For those dialing in, the presentation can be downloaded from the Investor Relations section of our website. The webcast will be archived on the website for one year.

About Power Solutions International, Inc.

Power Solutions International, Inc. (PSI or the Company) is a leader in the design, engineer and manufacture of emissions-certified, alternative-fuel power systems. PSI provides integrated turnkey solutions to leading global original equipment manufacturers in the industrial and on-road markets. The Company’s unique in-house design, prototyping, engineering and testing capacities allow PSI to customize clean, high-performance engines that run on a wide variety of fuels, including natural gas, propane, biogas, gasoline and diesel.

PSI develops and delivers complete industrial power systems that are used worldwide in stationary and mobile power generation applications supporting standby, prime, and Co-generation power (CHP) applications; mobile industrial applications that include forklifts, aerial lifts, industrial sweepers, aircraft ground support, arbor, agricultural and construction equipment. In addition, PSI develops and delivers power systems purpose built for the Class 3 through Class 7 medium duty trucks and buses for the North American and Asian markets.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, regarding the current expectations of the Company about its prospects and opportunities, including expectations for sales as set forth under “2016 Outlook” and expectations for profitability for the 2016 full year. These forward-looking statements are covered by the “Safe Harbor for Forward-Looking Statements” provided by the Private Securities Litigation Reform Act of 1995. The Company has tried to identify these forward looking statements by using words such as “expect,” “contemplate,” “anticipate,” “estimate,” “plan,” “will,” “would,” “should,” “forecast,” “believe,” “outlook,” “guidance,” “projection,” “target” or similar expressions, but these words are not the exclusive means for identifying such statements. The Company cautions that a number of risks, uncertainties and other factors could cause the Company’s actual results to differ materially from those expressed in, or implied by, the forward-looking statements, including, without limitation, the continued development and expansion of the market for alternative-fuel power systems; technological and other risks relating to the Company’s development of its 8.8 and 4.3 liter engines, introduction of other new products and entry into on-road markets (including the risk that these initiatives may not be successful); the timing of new products; the Company’s ability to integrate recent acquisitions into the business of the Company successfully and the amount of time and expense spent and incurred in connection with the integration; the risk that the economic benefits, cost savings and other synergies that the Company originally anticipated as a result of recent acquisitions are not fully realized or take longer to realize than expected; the significant strain on the Company’s senior management team, support teams, manufacturing lines, information technology platforms and other resources resulting from rapid expansion of the Company’s operations (including as a result of recent acquisitions); volatility in oil and gas prices; changes in environmental and regulatory policies; significant competition; global economic conditions (including their impact on demand growth); and the Company’s dependence on key suppliers. For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the disclosures under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Non-GAAP Financial Measures and Reconciliations

As used herein, “GAAP” refers to generally accepted accounting principles in the United States. The Company uses certain numerical measures in this press release which are or may be considered “Non-GAAP financial measures” under Regulation G. The Company has provided below for your reference supplemental financial disclosure for these measures, including the most directly comparable GAAP measures and associated reconciliations.

Reconciliation of Net Loss to Adjusted Net (Loss) Income

(Dollar amounts in thousands)

	Three months ended March 31, 2016	Three months ended March 31, 2015
Net loss	$(5,251)	$(1,456)
Non-cash (income) expense from warrant revaluation	(1,256)	3,614
Transaction costs, net of tax	—	120
Adjusted net (loss) income	$(6,507)	$2,278

Reconciliation of Diluted EPS to Adjusted Diluted EPS

	Three months ended March 31, 2016	Three months ended March 31, 2015
Earnings per diluted common share	$(0.49)	$(0.13)
Non-cash (income) expense from warrant revaluation	(0.11)	0.32
Transaction costs, net of tax	—	0.01
Adjusted (loss) earnings per diluted common share	$(0.60)	$0.20

The Company believes supplementing its consolidated financial statements presented in accordance with GAAP with non-GAAP measures provides investors with useful information regarding the Company’s short-term and long-term trends. Adjusted net (loss) income is derived from GAAP results by excluding the non-cash impact related to the change in the estimated fair value of the liability associated with the warrants issued in the Company’s April 2011 private placement. The Company excludes this non-operating, non-cash impact, as the Company believes it is not indicative of its core operating results or future performance. The warrant revaluation results from facts and circumstances that fluctuate in impact and is excluded by management in its forecast and evaluation of the Company’s operational performance. Adjusted (loss) earnings per diluted common share is also derived from GAAP results by excluding the non-cash impact, even when antidilutive, related to the change in the estimated fair value of the liability associated with the warrants. Adjusted net (loss) income and adjusted (loss) earnings per diluted common share also include an adjustment to remove transaction related costs in 2015, recorded in association with acquisition activity. The Company believes that these costs are not indicative of the Company’s core operating results or future performance. These costs, are excluded by management in its forecast and evaluation of the Company’s operational performance.

Adjusted net (loss) income, adjusted (loss) earnings per diluted common share and other non-GAAP financial measures used and presented by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Investors should consider non-GAAP measures in addition to, and not as a substitute for, or as superior to, financial performance measures prepared in accordance with GAAP.

Contact:

Power Solutions International, Inc.

Michael P. Lewis

Chief Financial Officer

+1 (630) 451-2290

Michael.Lewis@psiengines.com

Power Solutions International, Inc.

Philip Kranz

Director of Investor Relations

+1 (630) 451-5402

Philip.Kranz@psiengines.com

Power Solutions International, Inc.

Consolidated Balance Sheets (Unaudited)

(Dollar amounts in thousands, except per share amounts)

	March 31, 2016	December 31, 2015
ASSETS
Current assets
Cash	$1,495	$8,445
Accounts receivable, net	63,163	104,365
Inventories, net	120,735	130,347
Prepaid expenses and other current assets	9,496	9,518

Total current assets	194,889	252,675

Property, plant & equipment, net	24,289	26,001
Intangible assets, net	30,316	31,745
Goodwill	41,466	41,466
Deferred income taxes, net	819	819
Other noncurrent assets	7,181	7,230

TOTAL ASSETS	$298,960	$359,936

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$41,491	$76,078
Accrued compensation and benefits	3,649	4,009
Other accrued liabilities	16,043	19,175

Total current liabilities	61,183	99,262

Long-term obligations
Revolving line of credit	80,568	97,299
Private placement warrants	226	1,482
Long-term debt, net	53,946	53,820
Other noncurrent liabilities	1,670	1,776

TOTAL LIABILITIES	197,593	253,639

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Series A convertible preferred stock—$0.001 par value. Authorized: 114,000 shares. Issued and outstanding: -0- shares at March 31, 2016 and December 31, 2015.	—	—
Common stock—$0.001 par value. Authorized: 50,000,000 shares. Issued: 11,583,831 shares at March 31, 2016 and December 31, 2015. Outstanding: 10,752,906 shares at March 31, 2016 and December 31, 2015.	12	12
Additional paid-in-capital	75,500	75,179
Retained earnings	30,105	35,356
Treasury stock, at cost, 830,925 shares at March 31, 2016 and December 31, 2015.	(4,250)	(4,250)

TOTAL STOCKHOLDERS’ EQUITY	101,367	106,297

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$298,960	$359,936

Power Solutions International, Inc.

Consolidated Statements of Operations (Unaudited)

(Dollar amounts in thousands, except per share amounts)

	Three months ended March 31, 2016	Three months ended March 31, 2015
Net sales	$61,814	$86,139
Cost of goods sold	57,758	69,682

Gross profit	4,056	16,457
Operating expenses:
Research & development and engineering	5,250	5,168
Selling	2,609	2,750
General and administrative	3,449	3,655
Amortization of intangible assets	1,429	814

Total operating expenses	12,737	12,387

Operating (loss) income	(8,681)	4,070
Other (income) expense:
Interest expense	1,421	489
Private placement warrant (income) expense	(1,256)	3,614
Other expense, net	85	39

Total other expense	250	4,142

Loss before income taxes	(8,931)	(72)
Income tax (benefit) provision	(3,680)	1,384

Net loss	$(5,251)	$(1,456)

Weighted-average common shares outstanding:
Basic	10,818,678	10,797,056
Diluted	10,818,678	10,797,056
Loss per common share:
Basic	$(0.49)	$(0.13)

Diluted	$(0.49)	$(0.13)

Power Solutions International, Inc.

Consolidated Statements of Cash Flows (Unaudited)

(Dollar amounts in thousands)

	Three months ended March 31, 2016	Three months ended March 31, 2015
Cash flows from operating activities
Net loss	$(5,251)	$(1,456)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	1,270	833
Amortization	1,429	850
Non-cash interest expense	149	25
Share-based compensation expense	321	305
Increase in accounts receivable allowances	62	163
Increase in inventory reserves	219	225
(Decrease) increase in valuation of private placement warrants liability	(1,256)	3,614
Loss on investment in joint ventures	85	47
Loss on disposal of assets	—	18
(Increase) decrease in operating assets, net of effects of business combination:
Accounts receivable	41,140	6,251
Income tax receivable	5,230	—
Inventories	9,393	(18,059)
Prepaid expenses and other assets	(3,924)	672
Increase (decrease) in operating liabilities, net of effects of business combination:
Accounts payable	(35,274)	(4,820)
Accrued compensation and benefits and other accrued liabilities	(517)	568
Income taxes payable	—	812
Other noncurrent liabilities	(3,081)	221

Net cash provided by (used in) operating activities	9,995	(9,731)

Cash flows from investing activities
Purchases of property, plant & equipment	(214)	(806)
Business combination	—	(9,735)

Net cash used in investing activities	(214)	(10,541)

Cash flows from financing activities
Advances from revolving line of credit - noncurrent obligation	46,902	32,363
Repayments of revolving line of credit - noncurrent obligation	(63,633)	(8,000)
Payments on long-term debt	—	(417)

Net cash (used in) provided by financing activities	(16,731)	23,946

(Decrease) increase in cash	(6,950)	3,674
Cash at beginning of period	8,445	6,561

Cash at end of period	$1,495	$10,235